Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 29, 2020, with respect to the financial statements and supplemental schedule included in the Annual Report of the NVR, Inc. Profit Sharing Plan on Form 11-K for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statement of NVR, Inc. on Form S-8 (File No. 333- 29241, File No. 333- 82756).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
June 29, 2020